EXHIBIT 10.17


                              AMENDED AND RESTATED
                          CHIPS AND TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN


         1.       Establishment and Purpose.

                  (a) Establishment. The Chips and Technologies, Inc. 1985 Stock Option Plan was adopted on January 11, 1985 and was amended and restated on January 8, 1987 (the "Initial Plan"). The Initial Plan is amended and restated in its entirety and renamed the Amended and Restated Chips and Technologies, Inc. 1994 Stock Option Plan (the "Plan") effective upon approval by the stockholders of Chips and Technologies, Inc.

                  (b) Purpose. The Plan is established to create additional incentive for key employees, directors and consultants or advisors of Chips and Technologies, Inc. and any successor corporation thereto (collectively referred to as the "Company"), and any present or future parent and/or subsidiary corporations of such corporation (all of whom along with the Company being individually referred to as a "Participating Company" and collectively referred to as the "Participating Company Group"), to promote the financial success and progress of the Participating Company Group. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

         2.       Administration.

                  (a) Administration by Board and/or Compensation Committee. The Plan shall be administered by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option.

                  (b) Disinterested Administration. With respect to the participation in the Plan of employees who are also officers or directors of the Company subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Plan shall be administered by the Board in compliance with the "disinterested administration" requirement of Rule 16b-3, as promulgated under the Exchange Act and amended from time to time or any successor rule or regulation ("Rule 16b-3").

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                  (c) Compliance with Section 162(m) of the Code. In the event a
Participating Company is a "publicly held corporation" as defined in paragraph
(2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

                  (d) Options Authorized. Options may be either incentive stock options as defined in section 422(a) of the Code ("Incentive Stock Options") or options not intended to qualify as Incentive Stock Options ("Nonqualified Stock Options").

                  (e) Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

         3. Eligibility. The Options may be granted only to employees (including officers) and directors of the Participating Company Group or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Participating Company Group. The Board shall, in the Board's sole discretion, determine which persons shall be granted Options (an "Optionee"). A director of the Company shall be eligible to be granted only a Nonqualified Stock Option unless the director is also an employee of the Company. For purposes of the foregoing sentence, "employees" shall include prospective employees to whom Options are granted in connection with written offers of employment with Participating Company Group and "consultants" or "advisors" shall include prospective consultants or advisors to whom Options are granted in connection with written consulting or advising offers with the Participating Company Group. An individual who is rendering services as a consultant, advisor, or other independent contractor shall be eligible to be granted only a Nonqualified Stock Option. An Optionee may, if otherwise eligible, be granted additional Options.

         4. Shares Subject to Option. Options shall be options for the purchase of the authorized but unissued Common Stock of the Company (the "Stock"), subject to adjustment as provided in paragraph 9 below. The maximum number of shares of Stock which may be issued under the Plan (including the Initial Plan) shall be seventeen million two hundred thousand (17,200,000) shares. Subject to adjustment as provided in paragraph 9 below, at any such time as a Participating Company is a "publicly held corporation" as defined in Section 162(m), no person shall be granted within any fiscal year of the Company Options which in the aggregate cover more than five hundred thousand (500,000) shares (the "Per Person Limit"). In the event that any outstanding Option under the Plan (including the Initial Plan) for any reason expires or is terminated or canceled and/or shares of Stock subject to repurchase are repurchased by the Company, the shares allocable to the unexercised portion of such Option, or such repurchased shares, may again be subject to an Option grant. Notwithstanding the foregoing, any such shares shall be made subject to a new Option only if the grant of such new Option and the issuance of such shares pursuant to such new Option would not cause the plan or any Option granted under the Plan to contravene Rule 16b-3.

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         5. Time for Granting Options. All Options shall be granted, if at all, on or before August 11, 2004.

         6. Terms, Conditions and Form of Options. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option price of the Option, the exercisability of the Option, whether the Option is to be treated as an Incentive Stock Option or as a Nonqualified Stock Option and all other terms and conditions of the Option not inconsistent with the Plan. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of shares of Stockcovered thereby, in such form as the Board shall from time to time establish, and shall comply with and be subject to the following terms and conditions:

                  (a) Option Price. The option price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option price per share for an Option shall be not less than the fair market value, as determined by the Board, of a share of Stock on the date of the granting of the Option, and (ii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code and/or ten percent (10%) of the total combined value of all classes of stock of a Participating Company (a "Ten Percent Owner Optionee") shall have an option price per share less than one hundred ten percent (110%) of the fair market value of a share of Stock on the date the Option is granted.

                  (b) Exercise Period of Options. The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable and the term of each Option; provided, however, that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted.

                  (c) Payment of Option Price. Payment of the option price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company of shares of the Company's stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company), not less than the option price, (iii) if specifically permitted by the Board and set forth in the Optionee's Option Agreement, by the Optionee's recourse promissory note, (iv) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (v) by such other consideration and method of payment as the Board, in its sole discretion, may allow, or (vi) by any combination thereof.

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         The Board may at any time or from time to time, by adoption of or by amendment to the form of Standard Option Agreement described in paragraph 7 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the option price and/or which otherwise restrict one (1) or more forms of consideration. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of the Company's stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Company's stock. Furthermore, no promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five
(5) years after the Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the shares of Stock acquired on exercise of the Option and/or with other collateral acceptable to the Company.

                  (x) Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of the Company's stock pursuant to clause (ii) of this paragraph 6(c) unless such shares of the Company's stock either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

                  (y) Unless otherwise provided by the Board, in the event the Company at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company's securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

                  (z) The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise pursuant to clause (iv) of this paragraph 6(c).

         7.       Standard Forms of Stock Option Agreement.

                  (a) Incentive Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an "Incentive Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of incentive stock option agreement attached hereto as Exhibit A and incorporated herein by reference.

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                  (b) Nonqualified Stock Options. Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a "Nonqualified Stock Option" shall comply with and be subject to the terms and conditions set forth in the form of nonqualified stock option agreement attached hereto as Exhibit B and incorporated herein by reference.

                  (c) Standard Term for Options. Unless otherwise provided for by the Board in the grant of an Option, any Option granted hereunder shall be exercisable for a term of ten (10) years.

         8. Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of the standard forms of stock option agreement either in connection with the grant of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan.

         9. Effect of Change in Stock Subject to Plan. Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, to the Per Person Limit set forth in paragraph 4 above, and to any outstanding Options and in the option price of any outstanding Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company.

         10. Transfer of Control. A "Transfer of Control" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company. For purposes of applying this Paragraph 10, the "Control Company" shall mean the corporation whose stock is subject to the Option.

                  (a) the direct or indirect sale or exchange by the stockholders of the Control Company of all or substantially all of the stock of the Control Company where the stockholders of the Control Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company;

                  (b) a merger in which the stockholders of the Control Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company; or

                  (c) the sale, exchange, or transfer of all or substantially all of the Control Company's assets (other than a sale, exchange, or transfer to one or more corporations where the stockholders of the Control Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

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         In the event of a Transfer of Control, any unexercisable and/or unvested portion of the outstanding Options shall be immediately exercisable and vested as of the date thirty (30) days prior to the date of the Transfer of Control unless the Board provides for the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), to either assume the Control Company's rights and obligations under outstanding Options or substitute options for the Acquiring Corporation's stock for such outstanding Options. The exercise and/or vesting of any Option that was permissible solely by reason of this paragraph 10 shall be conditioned upon the consummation of the Transfer of Control. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

         11. Provision of Information. Each Optionee shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

         12. Options Non-Transferable. Unless otherwise provided by the Board, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee and no Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

         13. Termination or Amendment of Plan and Options. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan and/or any Option at any time; provided, however, that without the approval of the Company's stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the Plan (except by operation of the provisions of paragraph 9 above), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no expansion in the class of persons eligible to receive Nonqualified Stock Options. In addition to the foregoing, the approval of the Company's stockholders shall be sought for any amendment to the Plan or an Option for which the Board deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

         14. Continuation of Initial Plan as to Outstanding Options. Notwithstanding any other provision to the contrary, the terms of the Initial Plan shall remain in effect and apply to Options granted pursuant to the Initial Plan.

         IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing Amended and Restated Chips and Technologies, Inc. 1994 Stock Option Plan was duly adopted by the Board of Directors of the Company on the 11th day of August, 1994.


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                              AMENDED AND RESTATED
                          CHIPS AND TECHNOLOGIES, INC.
                             1994 STOCK OPTION PLAN

                                  PLAN HISTORY

August 11, 1994     Board of Directors adopts the Plan with a share reserve of
                    17,200,000 shares.

[November 10, 1994  Stockholders approve the adoption of the Plan.]